Exhibit 10.23

NEWPAGE HOLDINGS INC.

2012 LONG-TERM INCENTIVE PLAN

1. PURPOSE. The purpose of this NewPage Holdings Inc. 2012 Long-Term Incentive Plan is to enable NewPage to attract, motivate and retain talented key Employees and to attract, motivate and retain able Directors by providing additional incentive and reward opportunities designed to enhance the profitable growth of NewPage. Accordingly, this Plan provides for granting Incentive Stock Options, Options that are not Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Stock Appreciation Rights, and Phantom Stock Awards, as is best suited to the circumstances of the particular Participant.

2. DEFINITIONS. The following definitions will apply throughout this Plan unless otherwise indicated:

2.1 “Award” means the award of an Option, a Restricted Stock Award, the award of a Restricted Stock Unit, a Performance Award, the award of a Stock Appreciation Right, or a Phantom Stock Award.

2.2 “Award Agreement” means a written agreement between the Company and a Participant governing an Award.

2.3 “Board” means the board of directors of the Company.

2.4 “Cause” means, unless the applicable Award Agreement provides otherwise, (i) the definition of “Cause” to terminate a Participant’s employment or a similar defined term in any employment, severance, or other agreement between the Participant and a NewPage entity that is in effect at the time of termination, or (ii) in the absence of such a definition, any of the following: (1) the Participant’s conviction of (or plea of no contest or guilty to) a felony, (2) the Participant’s willful and continued failure to perform, in any material respect, the Participant’s duties to NewPage (other than any failure resulting from the Participant’s physical or mental injury, illness or incapacity, whether or not constituting a Disability), (3) the Participant’s willful failure to comply, in any material respect, with any lawful policy adopted by NewPage and communicated to the Participant in writing, or (4) the Participant’s willful misconduct in performing his or her duties to NewPage that is materially and demonstrably injurious to the financial condition, business or reputation of NewPage.

2.5 “Change in Control” means the occurrence of any of the following events:

(1) Any “person” (as that term is used in Section 13(d) or 14(d) of the 1934 Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of more than 50% of the aggregate combined voting power of the Voting Stock of the Company, but no Change in Control will be deemed to have occurred under this clause (1) as a result of (i) an acquisition by the Company of its Voting Stock or (ii) a Business Combination (as defined below) that complies with clause (3)(ii) below;

(2) Upon and after the first public offering of common stock of the Company, the members of the Board immediately prior to the public offering (together with any new directors whose election or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors of the Company immediately prior to the public offering or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board;

(3) The consummation of a reorganization, merger, consolidation or sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case, unless, (i) the Person resulting from the Business Combination (including a Person that, as a result of the Business Combination, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) is a Permitted Holder or a Person controlled by one or more Permitted Holders or (ii) immediately following the Business Combination, (1) the beneficial owners of the Voting Stock of the Company immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the aggregate combined voting power of the Voting Stock of the Person resulting from the Business Combination (including, without limitation, a Person that, as a result of the Business Combination, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination, of the Voting Stock of the Company, as the case may be, and (2) at least a majority of the members of the board of directors of the Person resulting from the Business Combination (including, without limitation, a Person that, as a result of the Business Combination, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(4) The Company ceases for any reason to be the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 100% of the outstanding Voting Stock of NewPage Corporation; or

(5) The Company or NewPage Corporation is liquidated or dissolved or a plan relating to the liquidation or dissolution of the Company or NewPage Corporation is adopted.

2.6 “Chapter 11 Plan” means the Company’s Fourth Amended Joint Chapter 11 Plan dated as of November 7, 2012, as amended.

2.7 “Code” means the Internal Revenue Code of 1986.

2.8 “Committee” means the compensation committee of the Board, or the full Board or such other committee that is selected by the Board to administer this Plan as provided in Section 4.1.

2.9 “Common Stock” means the common stock, $[0.01] par value per share, of the Company, or any security into which that common stock may be changed by reason of a transaction or event described in Section 13.

2.10 “Company” means NewPage Holdings Inc., a Delaware corporation.

2.11 “Director” means a member of the Board.

2.12 “Disability” means (i) the definition of “Disability” or a similar defined term in any employment, severance, or other agreement between the Participant and a NewPage entity that is in effect at the time of the determination; and (ii) in the absence of such a definition, the meaning set forth in Code Section 22(e)(3), but in either case if the Award consists of deferred compensation subject to Code Section 409A, the definition of “Disability” will be deemed modified to the extent necessary to comply with Code Section 409A.

2.13 “Effective Date” is as defined in the Chapter 11 Plan.

2.14 “Employee” means an employee of a NewPage entity.

2.15 “ERISA” means the Employee Retirement Income Security Act of 1974.

2.16 “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on a national securities exchange or included in the NASDAQ Stock Market, then the Fair Market Value per share will be the last reported sale price thereof on the relevant date (or if no shares of Common Stock were traded on that date, the next preceding date on which the Common Stock was traded), and (ii) at any time at which the Common Stock is not listed on a national securities exchange or included in the NASDAQ Stock Market, the Fair Market Value per share will be as determined pursuant to a valuation made reasonably and in good faith by the Board as of the applicable reference date (without regard to any discount for minority interest and transfer restrictions imposed on the Common Stock), after consultation with the Chief Executive Officer and Chief Financial Officer of NewPage and after taking into account any recent arms’ length sale(s) of Company securities (including on “pink sheets” or other over-the-counter markets) and the most recent annual valuation obtained from an independent appraiser, if any, as updated by the Company in good faith for the most recently ended calendar quarter, in each case, taking into consideration subsequent circumstances, events or conditions and any distributions with respect to such Common Stock.

2.17 “Incentive Stock Option” means an incentive stock option within the meaning of Code Section 422.

2.18 “NewPage” means collectively the Company and its Subsidiaries.

2.19 “1934 Act” means the Securities Exchange Act of 1934.

2.20 “Option” means an Award granted under Section 7 and includes both Incentive Stock Options to purchase Common Stock and Options to purchase Common Stock that do not constitute Incentive Stock Options.

2.21 “Participant” means an Employee or Director who has been granted an Award.

2.22 “Performance Award” means an Award granted under Section 12.

2.23 “Performance Criteria” means the criterion or criteria the Committee selects for purposes of establishing Performance Goals for a Performance Award or restrictions on an Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Rights or Phantom Stock Award. Performance Criteria may be subject to adjustment by the Committee for extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of NewPage as a whole or a particular NewPage entity, department or location.

2.24 “Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used, the Performance Goals may be expressed in terms of overall NewPage performance, the performance of a particular NewPage entity, department or location, or the performance of an individual. For any Award that incorporates Performance Goals, the Committee will establish the Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of that Performance Period.

2.25 “Performance Period” means the designated period during which one or more Performance Goals must be satisfied with respect to an Award (or the earning of an Award) to which those Performance Goals relate.

2.26 “Permitted Holder” means each Person that, individually or together with one or more controlled affiliates of that Person, is the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of more than five percent (5%) of the aggregate combined voting power of the Voting Stock of the Company on the Effective Date.

2.27 “Person” means an individual, partnership, corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization or governmental entity, or any department, agency or political subdivision of a governmental entity.

2.28 “Phantom Stock Award” means an Award granted under Section 9.

2.29 “Plan” means this NewPage Holdings Inc. 2012 Long-Term Incentive Plan, as amended from time to time.

2.30 “Restricted Stock Award” means an Award granted under Section 8.

2.31 “Restricted Stock Unit” is defined in Section 11.1.

2.32 “Stock Appreciation Right” is defined in Section 10.1.

2.33 “Subsidiary” of a designated Person means any other Person a majority of whose outstanding Voting Stock is beneficially owned, directly or indirectly, by the designated Person.

2.34 “Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to, and in respect of, provisions of the Code.

2.35 “Voting Stock” of a Person means all classes of capital stock of that Person outstanding at the time of determination and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees, as applicable, of that Person.

3. EFFECTIVE DATE, APPROVAL AND DURATION. This Plan will become effective on the Effective Date. Confirmation of the Chapter 11 Plan will constitute all necessary approval of this Plan by the stockholders of the Company, to the extent permitted under applicable law. No further Awards may be granted under this Plan after 10 years from the Effective Date. Subject to Section 14, this Plan will remain in effect until all Options have been exercised or expired; all Restricted Stock Awards, Restricted Stock Units, and Stock Appreciation Rights have vested, been forfeited, or expired; and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

4. ADMINISTRATION.

4.1 Composition of the Committee. This Plan will be administered by the Committee. To the extent required by applicable law or the listing requirements of the national securities exchange on which the Common Stock may be listed, or to the extent deemed desirable by the Board, the Committee will consist of not less than two Directors who qualify as “non-employee directors,” as defined in Rule 16b-3 promulgated under the 1934 Act, and who otherwise qualify as independent under applicable listing exchange requirements.

4.2 Powers. Subject to the express provisions of this Plan, the Committee will have authority, in its discretion, to determine which Employees or Directors receive an Award, the time or times when Awards are made, the type of Award that is made, and the number of shares subject to or the value of each Award. The Committee will also have authority, in its discretion, to (i) construe this Plan and the Award Agreements, (ii) prescribe rules and regulations relating to this Plan, (iii) determine the terms, restrictions and provisions of each Award Agreement, including the exercise price, medium of payment and vesting provisions, as well as restrictions and provisions necessary in the Committee’s judgment to qualify designated Options as Incentive Stock Options, (iv) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, and (v) make all other determinations and take all other actions that the Committee deems necessary or desirable for administering this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent it deems expedient to carry it into effect. Determinations of the Committee on the matters referred to in this Section 4.2 will be conclusive.

4.3 No Liability; Indemnification. No member of the Committee or any person acting as a delegate of the Committee with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan. To the maximum extent permitted by applicable laws, each member of the Committee will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter documents, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5. GRANT OF AWARDS.

5.1 Shares Subject to this Plan. Subject to adjustment in the same manner as provided in Section 13 with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that are available for the grant of Awards under this Plan will not exceed [•] shares,1 of which no more than [•] shares of Common Stock may be granted as Incentive Stock Options. Shares of Common Stock will be deemed to have been issued under this Plan only to the extent actually issued and delivered pursuant to an Award or to the extent an Award denominated in shares of Common Stock is settled in cash. Shares of Common Stock previously granted or issued in connection with an Award that are subsequently forfeited back to the Company or that are canceled on account of termination, expiration or lapse of an Award without payment to a Participant will be made available for issuance as Awards under this Plan. Shares of Common Stock withheld or tendered to pay the exercise price of an Option or other purchase price of an Award or withholding tax obligations with respect to an Award or shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price will not be made available for issuance as Awards under this Plan.

5.2 Award Limits. Notwithstanding any provision in this Plan to the contrary:

(1) The maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed [•] shares or the equivalent of [•] shares of Common Stock (subject to adjustment in the same manner as provided in Section 13 with respect to shares of Common Stock subject to Awards then outstanding), and

[1]	10% of outstanding Common Stock upon emergence.

(2) The maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of cash Performance Awards) granted to any one individual during any calendar year may not exceed $[•] as of the date of grant, and any payment due with respect to a Performance Award must be paid no later than 10 years after its date of grant.

5.3 Stock Offered. Subject to the limitations in Sections 5.1 and 5.2, the Common Stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any reacquired shares that remain unissued and that are not subject to outstanding Awards at the termination of this Plan will cease to be subject to this Plan but, until termination of this Plan, the Company will at all times make available a sufficient number of shares to meet the requirements of this Plan.

6. ELIGIBILITY. Awards may be granted only to individuals who, at the time of grant, are Employees or Directors. The Committee, in its sole discretion, shall determine those eligible individuals who shall receive an award under the Plan. An Award may be granted on more than one occasion to the same individual and, subject to the limitations set forth in this Plan, the Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Stock Appreciation Right, a Restricted Stock Unit, or any combination thereof.

7. STOCK OPTIONS.

7.1 Grant of Options. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Options to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 7.

7.2 Term. The term of each Option will be as specified by the Committee at the date of grant, but in no event will an Option be exercisable after the expiration of 7 years from the date of grant.

7.3 Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an Employee at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time each Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of NewPage exceeds $100,000, the excess Incentive Stock Options will be treated as Options that are not Incentive Stock Options. The Committee will determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of the foregoing limitation and will so notify the Participant as soon as practicable. No Incentive Stock Option may be granted to an individual if, at the time the Option is granted, that individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, within the meaning of Code

Section 422(b)(6), unless (i) at the time the Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) the Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option may not be transferred otherwise than by will or the laws of descent and distribution, and may be exercised during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

7.4 Exercise and Purchase Price. An Option will be exercisable in whole or in such installments and at such times as determined by the Committee and stated in the Award Agreement. The price at which a share of Common Stock may be purchased upon exercise of an Option will be determined by the Committee in the Award Agreement but, subject to adjustment as provided in Section 13, the purchase price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. The Option or a portion of the Option may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price upon exercise of an Option must be paid in full in the manner prescribed by the Committee, subject to Section 7.7. Separate stock certificates will be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of an Option that is not an Incentive Stock Option.

7.5 Restrictions on Repricing. Except as provided in Sections 13 and 15.7, the terms of outstanding Options may not be amended to reduce the exercise price of outstanding Options or to cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval, to the extent that stockholder approval is required by applicable law or listing exchange requirement, or, except as the Committee may otherwise deem advisable, to the extent necessary to avoid adverse accounting treatment.

7.6 Stockholder Rights and Privileges. A Participant will be entitled to all privileges and rights of a stockholder only with respect to such shares of Common Stock that have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

7.7 Option Award Agreements. Each Option will be evidenced by an Award Agreement consistent with the provisions of this Plan as the Committee from time to time may approve, including, as applicable, provisions to qualify an Incentive Stock Option under Code Section 422. Each Award Agreement will specify, as applicable, the effect of termination of employment or membership on the Board on the exercisability of the Option. The Award Agreement will provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to the option price. The Award Agreement will also provide for a “cashless exercise” of the Option at the election of the Participant, in which the number of shares of Common Stock to be issued on exercise of the Option will be reduced to cover the exercise price of the Option. The terms and conditions of each Award Agreement need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and other provisions of this Plan, including amendments that accelerate the time at which an Option, or a portion of an Option, may be exercisable.

8. RESTRICTED STOCK AWARDS.

8.1 Grant of Restricted Stock Awards. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Restricted Stock Awards to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 8.

8.2 Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award will be subject to restrictions, including restrictions on the Participant’s ability to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of those shares, and an obligation of the Participant to forfeit and surrender those shares to the Company under circumstances specified in the Award Agreement. The restrictions will be determined by the Committee in its sole discretion and reflected in the Award Agreement, and the Committee may provide that the restrictions will lapse upon (i) the attainment of one or more Performance Goals, (ii) the Participant’s continued employment with the applicable NewPage entity or continued service as a Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different restrictions, in the discretion of the Committee.

8.3 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award will be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in an Award Agreement, the Participant will have the right to receive dividends and other distributions with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject the Award and to enjoy all other stockholder rights, except that (i) the Participant will not be entitled to delivery of the stock certificate until the restrictions have expired, (ii) the Company will retain custody of the Common Stock until the restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock until the restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement will result in a forfeiture of the Restricted Stock Award. Notwithstanding anything in this Plan to the contrary, unless otherwise set forth in an Award Agreement, dividends and other distributions that are attributable to a particular share of Common Stock will be withheld by the Committee and will be distributed to the Participant only upon the release of the restrictions on that share and, if the share is forfeited, the Participant will have no right to those dividends or distributions.

8.4 Payment for Common Stock. The Committee will determine and include in the Award Agreement the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, but in the absence of such a determination, a Participant will not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, unless and to the extent otherwise required by law.

8.5 Accelerated Vesting. The Committee may, in its discretion and as of a date or dates determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon vesting, except as provided by the Committee, all restrictions applicable to that Restricted Stock Award will terminate. Any action by the Committee pursuant to this Section 8.5 may vary among individual Participants and may vary among the Restricted Stock Awards held by any one Participant.

8.6 Restricted Stock Award Agreements. At the time any Restricted Stock Award is made under this Section 8, the Company and the Participant will enter into an Award Agreement setting forth the terms and conditions of the Award. The terms and conditions of each Award Agreement for Restricted Stock need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

8.7 Legends on Common Stock. Any certificates representing Common Stock awarded to a Participant pursuant to a Restricted Stock Award will bear a legend as determined by the Committee, containing such information as the Committee deems appropriate until the lapse of all restrictions with respect to that Common Stock.

9. PHANTOM STOCK AWARDS.

9.1 Grant of Phantom Stock Awards. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Phantom Stock Awards to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 9. Phantom Stock Awards are rights to receive shares of Common Stock (or the equivalent Fair Market Value), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, with or without satisfaction of any Performance Criteria or objectives, as determined by the Committee. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

9.2 Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Award Agreement may provide), the holder of a Phantom Stock Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, in Common Stock, or a combination of the two, as determined by the Committee. Payment will be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents, to the extent provided for in an Award Agreement, may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee in the Award Agreement. If payment is not made at the time vesting occurs, the Award Agreement for the Phantom Stock Award must contain provisions that comply with the requirements of Code Section 409A.

9.3 Other Terms and Conditions. The Committee will establish for each Phantom Stock Award the period over which the Award will vest. A Phantom Stock Award will terminate if the Participant does not remain continuously an Employee or a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee. The Committee may, in its sole discretion, prescribe in the Award Agreement additional terms, conditions or restrictions relating to the Phantom Stock Award, including rules pertaining to the termination of employment or service as a Director prior to expiration of the vesting period.

9.4 Phantom Stock Award Agreements. At the time any Phantom Stock Award is made under this Section 9, the Company and the Participant will enter into an Award Agreement setting forth the terms and conditions applicable to that Award. The terms and conditions of each Award Agreement for Phantom Stock Awards need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

10. STOCK APPRECIATION RIGHTS.

10.1 Grant of Stock Appreciation Rights. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Stock Appreciation Rights to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 10. A Stock Appreciation Right is an Award that may be granted separately or in tandem with an Option, and entitles the holder to receive an amount in cash and/or Common Stock (as provided in Section 10.3) equal to the difference between the exercise price and the Fair Market Value of a share of Common Stock at the time of exercise of the Stock Appreciation Right, subject to the applicable terms and conditions of any tandem Options and the following provisions of this Section 10.

10.2 Term. The term of each Stock Appreciation Right will be as specified by the Committee at the date of grant, but in no event may a Stock Appreciation Right be exercisable after the expiration of 7 years from the date of grant, and if granted in tandem with an Option, the expiration of the term may not be later than the expiration date for the related Option. If neither the Stock Appreciation Right nor any related Option is exercised before the end of the day on which the Stock Appreciation Right ceases to be exercisable, the Stock Appreciation Right will be deemed to have been exercised as of that date and payment will be made to the holder in cash.

10.3 Exercise. A Stock Appreciation Right entitles the Participant to receive upon exercise (i) shares of Common Stock (valued at their Fair Market Value at the time of exercise), (ii) cash, or (iii) a combination of cash and Common Stock, in the discretion of the Committee, in an amount equal in value to the excess of the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right as of the date of exercise over the exercise price of the Stock Appreciation Right. If granted in tandem with an Option, the exercise of a Stock Appreciation Right will result in the surrender of the related Option and, unless otherwise provided by the Committee in its sole discretion, the exercise of an Option will result in the surrender of a related Stock Appreciation Right. Notwithstanding the foregoing or anything to the contrary in this Plan, the exercise price of a Stock Appreciation Right that is not granted in tandem with an Option (subject to adjustment as provided in Section 13) will not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted. Further, except as provided in Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights or to cancel, exchange, substitute, buyout or surrender outstanding Stock Appreciation Rights in exchange for cash, other Awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without stockholder approval to the extent that stockholder approval is required by law or applicable exchange requirement, or, except as the Committee may otherwise deem advisable, to the extent necessary to avoid adverse accounting treatment.

10.4 Other Terms and Conditions. The Committee will establish for each Award of Stock Appreciation Rights the period over which the Award will vest. An Award will terminate if the Participant does not remain continuously an Employee or a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee. The Committee may, in its sole discretion, prescribe in the Award Agreement additional terms, conditions or restrictions relating to the Award, including rules pertaining to the termination of employment or service as a Director prior to expiration of the vesting period.

10.5 Stock Appreciation Right Award Agreements. At the time a Stock Appreciation Right Award is made under this Section 10, the Company and the Participant will enter into a Award Agreement setting forth the terms and conditions applicable to that Award. The terms and conditions of each Award Agreement for Stock Appreciation Right need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

11. RESTRICTED STOCK UNITS.

11.1 Grant of Restricted Stock Units. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Restricted Stock Units to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 11. The Award of a Restricted Stock Unit is the grant of a right to receive shares of Common Stock, cash or both in the future.

11.2 Payment. Payment for Restricted Stock Units earned will be wholly in cash, wholly in Common Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee may determine. The Committee will determine the number of earned Restricted Stock Units to be paid in cash and the number to be paid in Common Stock. For Restricted Stock Units payable in shares of Common Stock, one share of Common Stock will be paid for each share earned, or cash will be paid for each share earned equal to either (i) the Fair Market Value of a share of Common Stock at the delivery date, as applicable, or (ii) the Fair Market Value of the Common Stock averaged for a number of days determined by the Committee. For Restricted Stock Units awarded in cash, the value of each share earned will be paid in its initial cash value, or shares of Common Stock will be distributed based on the cash value of the shares earned divided by (i) the Fair Market Value of a share of Common Stock at the delivery date or end of the Performance Period, as applicable, or (ii) the Fair Market Value of a share of Common Stock averaged for a number of days determined by the Committee. If payment is not made at the time vesting occurs, the Award Agreement for the Restricted Stock Unit will contain provisions that comply with the requirements of Code Section 409A.

11.3 Other Terms and Conditions. For each Participant, the Committee will determine and the Award Agreement will reflect (i) the timing of Awards, (ii) the number of Restricted Stock Units awarded, (iii) the value of Restricted Stock Units, stated either in cash or in shares of Common Stock, (iv) any Performance Goals used to determine whether the Restricted Stock Units are earned, (v) the number of earned Restricted Stock Units that will be paid in cash or shares of Common Stock, (vi) whether dividend equivalents will be paid on Restricted Stock Units, either currently or on a deferred basis, and (vii) any other matters the Committee determines appropriate. The Committee will also establish for each Award of a Restricted Stock Unit the period over which the Award will vest. An Award will terminate if the Participant does not remain continuously an Employee or a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee. The Committee may, in its sole discretion, prescribe in the Award Agreement additional terms, conditions or restrictions relating to the Restricted Stock Unit, including rules pertaining to the termination of employment or service as a Director prior to expiration of the vesting period.

11.4 Restricted Stock Unit Award Agreements. At the time a Restricted Stock Unit Award is made under this Section 11, the Company and the Participant will enter into an Award Agreement setting forth the terms and conditions of the Award. The terms and conditions of each Award Agreement for Restricted Stock Units need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

12. PERFORMANCE AWARDS.

12.1 Grant of Performance Awards. The Committee may, subject to the limitations of this Plan and the availability of shares under Section 5.1, grant Performance Awards to eligible individuals upon such terms and conditions as the Committee may determine consistent with this Section 12. Performance Awards are Restricted Stock Awards, Restricted Stock Units, Phantom Stock Awards, Options, Stock Appreciation Rights, or other Awards that are settled in cash or shares of Common Stock based on the satisfaction of Performance Criteria.

12.2 Performance Measures and Performance Period. A Performance Award will be awarded to a Participant contingent upon future performance of the Company, one or more Subsidiaries, or a department or location during the Performance Period. The Committee will designate for each Performance Award (i) the Performance Criteria, (ii) the Performance Period, and (iii) the number of shares of Common Stock subject to, or the maximum value of, the Performance Award. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of the Performance Goals.

12.3 Payment. Following the end of the Performance Period, the holder of a Performance Award will be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Goals for that Performance Period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in a lump sum in cash, Common Stock, or a combination of cash and Common Stock, as determined by the Committee, and will be made no later than two and one-half months after the end of the

Performance Period, or such other time as complies with Code Section 409A. If a Performance Award covering shares of Common Stock is to be paid in cash, the payment will be based on the Fair Market Value of the Common Stock on the payment date.

12.4 Other Terms and Conditions. The Committee will establish for each Performance Award the period over which the Award will vest. A Performance Award will terminate if the Participant does not remain continuously an Employee or a Director at all times during the applicable vesting period, except as may be otherwise determined by the Committee. The Committee may, in its sole discretion, prescribe in the Award Agreement additional terms, conditions or restrictions relating to the Performance Award, including rules pertaining to the termination of employment or service as a Director prior to expiration of the vesting period.

12.5 Performance Award Agreements. At the time a Performance Award is made under this Section 12, the Company and the Participant will enter into an Award Agreement setting forth the terms and conditions of the Award. The terms and conditions of the respective Award Agreements for Performance Awards need not be identical. The Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is consistent with Section 14 and the other provisions of this Plan.

13. RECAPITALIZATION OR REORGANIZATION.

13.1 No Effect on Corporate Rights or Powers. The existence of this Plan and the Awards granted under this Plan will not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any of its Subsidiary’s capital structure or its business, any merger or consolidation of the Company or any of its Subsidiaries, any issue of debt or equity securities ahead of or affecting Common Stock or the rights of holders of Common Stock, the dissolution or liquidation of the Company or any of its Subsidiaries, or any sale, lease, exchange or other disposition of all or any part of its or their assets or business or any other corporate act or proceeding.

13.2 Adjustment upon Changes in Capital Structure and Similar Events. The aggregate number of shares and class of shares as to which Awards may be granted under this Plan, the number and class or classes of shares covered by each outstanding Award, and the Option price or purchase price applicable to each Award will be proportionately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or a recapitalization, reorganization or other capital adjustment (not including the issuance of Common Stock on the conversion or exchange of other securities of the Company which are convertible into or exchangeable for Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee will have authority to determine the adjustments to be made under and consistent with this Section 13.2, and any such determination by the Committee will be final, binding and conclusive.

13.3 Change in Control.

(a) Unless otherwise provided in an Award Agreement, immediately prior to the consummation of a Change in Control, all outstanding Awards will terminate and cease to be outstanding, except to the extent assumed by a successor entity (or its parent) or otherwise expressly continued in full force and effect pursuant to the terms of any agreement governing the Change in Control. If an Awards so terminates because it will not be assumed in connection with the Change in Control, the holder of that Award will receive the same consideration that stockholders receive upon the Change in Control as if the entire Award had vested immediately prior to the Change in Control, reduced by the purchase price that the Participant would have had to pay upon the exercise of his or her Options, if any, and any applicable withholding taxes. Options with an Option price equal to or in excess of the per share value of the consideration to be received by shareholders upon a Change in Control will be cancelled without payment of any consideration to the Participant.

(b) Prior to a Change in Control, the Committee may provide for full or partial vesting of any outstanding Award in the applicable Award Agreement or by unilateral amendment to the Award Agreement after the grant of the Award.

(c) Notwithstanding anything in this Section 13 to the contrary, unless otherwise provided in an Award Agreement, if Awards are assumed by a successor entity (or its parent) or otherwise expressly continued in full force and effect pursuant to the terms of any agreement governing the Change in Control, and within one year following the Change in Control a Participant’s employment is terminated by NewPage or its successor without Cause, all unvested Awards then held by that Participant will immediately vest in full upon the effective date of termination.

13.4 No Adjustments. Except as otherwise expressly provided in this Plan or in an Award Agreement, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe for stock or securities, or upon conversion of shares or obligations of the Company convertible into shares or other securities, and in any case whether or not for fair value, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to Awards previously granted or the purchase price per share, if applicable.

13.5 Code Section 409A Provisions Relating to Adjustments. Notwithstanding the anything in this Section 13 to the contrary, (i) any adjustments made pursuant to this Section 13 to Awards that are considered “deferred compensation” within the meaning of Code Section 409A will be made in compliance with Code Section 409A unless the Participant consents otherwise, (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A will be made in such a manner as to ensure that after the adjustments, the Awards either continue not to be subject to Code Section 409A or comply with Code Section 409A unless the Participant consents otherwise, and (iii) the Committee does not have the authority to make any adjustments under this Section 13 to the extent that the adjustments would cause an Award that is not intended to be subject to Code Section 409A to be subject to Code Section 409A.

14. AMENDMENT AND TERMINATION. The Board may terminate this Plan at any time and, except as provided below, the Board may also alter or amend all or part of this Plan from time to time. The Board may not alter or amend this Plan in a manner that materially impairs the rights of any Participant with respect to a previously-granted Award without that Participant’s consent, except for an alteration or amendment necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, which may be made without a Participant’s written consent. The Board also may not, without approval of the stockholders of the Company, (i) amend this Plan to increase the maximum aggregate number of shares that may be issued under this Plan or change the class of individuals eligible to receive Awards under this Plan, or (ii) amend or delete Section 7.5. Subject to Section 7.5, the Committee may without the Participant’s consent alter or amend the terms of any Award previously granted, including the corresponding Award Agreement, retroactively or otherwise, as necessary for this Plan or the Award to comply with applicable law, tax rules, stock exchange rules or accounting rules. Any other alteration or amendment of an Award or Award Agreement may only be made with the Participant’s written consent.

15. MISCELLANEOUS.

15.1 No Right To An Award. Neither the adoption of this Plan nor any action of the Board or of the Committee will be deemed to give any individual any right to be granted an Award or any other rights under this Plan except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth in that Award Agreement.

15.2 No Rights to Continued Service. Nothing in this Plan will (i) confer upon any Employee any right to continued employment or other relationship with NewPage or (ii) interfere in any way with the right of NewPage to terminate his or her employment or other relationship at any time. Nothing in this Plan will confer upon any Director any right to continued membership on the Board.

15.3 Registration. The Company will not be obligated to issue Common Stock pursuant to any Award at any time when the shares covered by that Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from those registration requirements available for the issuance and sale of shares of Common Stock under this Plan. No fractional shares of Common Stock will be delivered, and any fractional share otherwise due will be rounded up to the next whole share.

15.4 Tax Withholding. Whenever the Company proposes or is required to deliver or transfer shares in connection with the exercise of an Option or vesting or settlement of an Award, the Company may require that the Participant remit or otherwise make available to the Company an amount sufficient to satisfy applicable federal, state and local tax withholding requirements prior to the delivery or transfer of the shares, or take whatever other action the Company deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to deliver or transfer shares will be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any applicable withholding requirement. Notwithstanding the foregoing or anything else in this Plan to the contrary, a Participant may satisfy tax withholding obligations either by authorizing the Company to withhold sufficient shares of Common Stock from the shares otherwise issuable to the Participant as a result of the exercise of the Option or vesting or settlement of an Award or by delivering to the Company other owned and unencumbered shares of Common Stock, in either case with a share value that does not exceed the minimum withholding amount, and the Company will remit the minimum withholding amount to the appropriate taxing authorities. For purposes of this Section 15.4, the “minimum withholding amount” means the amount of tax required to be withheld by law, calculated using the highest marginal rate of federal, state and local income taxation in the jurisdiction in which the Participant’s principal place of business or the Participant’s principal residence is located, whichever is higher.

15.5 No Restriction on Corporate Action. Except as otherwise specifically provided in this Plan, nothing in this Plan will be construed to prevent NewPage from taking any action that NewPage deems appropriate or in its best interest, whether or not that action would have an adverse effect on this Plan or any Award. No Participant, beneficiary or other Person will have any claim against NewPage as a result of any such action.

15.6 Restrictions on Transfer. An Award (other than an Incentive Stock Option, which will be subject to the transfer restrictions in Section 7.3) may not be transferred otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or (iii) with the consent of the Committee.

15.7 Government and Other Regulations.

(a) The Company’s obligation to settle Awards in Common Stock or other consideration will be subject to all applicable laws, rules, and regulations, and to any required approvals by governmental agencies. The Committee may provide that all certificates for Common Stock or other securities of the Company delivered under this Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, applicable securities laws, or the rules, regulations and requirements of the U.S. Securities and Exchange Commission or other similar regulatory authority, any securities exchange or inter-dealer quotation system upon which the shares or other securities are then listed or quoted and any other applicable federal, state, local or foreign laws, and, without limiting the generality of Section 8, the Committee may cause a legend or legends to be placed on certificates for shares of Common Stock to make appropriate reference to those restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award that the Committee, in its sole discretion, deems necessary or advisable in order for the Award to comply with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(b) The Committee may cancel all or any portion of an Award if it determines, in its sole discretion, that legal or contractual restrictions or blockage or other market considerations would make the Company’s acquisition of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable, or if the vesting, exercisability or grant of the Award could result in an adverse tax, legal or regulatory consequence to the Company, any other NewPage entity or any of its or their equity holders. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company will pay to the Participant an amount equal to the excess of (i) the Fair Market Value of the Common Stock subject to the Award or portion of the Award canceled (determined as of the applicable exercise date or the date that the shares would have been vested or delivered, as applicable), over (ii) the aggregate exercise price or strike price (in the case of an Option or Stock Appreciation Right, as applicable) or any amount payable as a condition of delivery of Common Stock (in the case of any other Award). The Company will deliver the required payment to the Participant as soon as practicable following the Award cancellation, but in no event sooner than (1) the time permitted by applicable law, contract, market considerations, (2) the time at which payment to the Participant would not result in an adverse tax, legal or regulatory consequence to the Company, any other NewPage entity, or any of its or their equity holders, or (3) as permitted under Code Section 409A, if applicable. For the avoidance of doubt, if the aggregate Fair Market Value is less than or equal to the applicable aggregate exercise price or strike price, then the Committee may cancel the Award without payment of any consideration.

15.8 Payments to Persons Other Than Participants. If the Committee finds that a Person to whom any amount is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to that Person or his or her estate (unless a prior claim for payment has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of that Person, or any other Person deemed by the Committee to be a proper recipient on behalf of that Person. Any such payment will be a complete discharge of the liability of the Committee and the Company for the payment.

15.9 Nonexclusivity. Adoption of this Plan does not create any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options or other equity-based awards otherwise than under this Plan.

15.10 No Trust or Fund Created. This Plan will be unfunded and the Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award. Neither this Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or other NewPage entity, on the one hand, and a Participant or other Person, on the other hand. No provision of this Plan or any Award will require the Company, for the purpose of satisfying any obligation under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for those purposes. Participants will have no rights under this Plan other than as general unsecured creditors of the Company.

15.11 Relationship to Other Benefits. No payment under this Plan will be considered in determining benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company, except as otherwise specifically provided in that other plan.

15.12 Not an ERISA Plan. This Plan is not a qualified deferred compensation plan under Code Section 401(a), nor is it the type of plan that is subject to ERISA.

15.13 Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock, cash or other consideration under this Plan or any Award Agreement any outstanding amounts that the Participant then owes to NewPage (including travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to NewPage pursuant other employee programs) and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement, but no such offset will be permitted if it would constitute an “acceleration” of a payment under this Plan within the meaning of Code Section 409A, and the Company will not have the right to offset any amount over $5,000 with respect to Awards subject to Code Section 409A. This right of offset will not be the Company’exclusive remedy and the Company’s election not to exercise its right of offset with respect to any amount payable to a Participant will not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

15.14 Code Section 409A. It is the intention of the Company that no Award will be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and this Plan and the terms and conditions of all Awards will be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock, will be set forth in the applicable Award Agreement and will comply in all respects with Code Section 409A. Notwithstanding any provision in this Plan to the contrary, any Award that constitutes a deferral of compensation under a “nonqualified deferred compensation plan,” as defined under Code Section 409A(d)(1), and is not specifically designated as such by the Committee will be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares. Unless expressly permitted by the Committee in an Award Agreement, a Participant does not have the right to make any election regarding the time or form of any payment pursuant to an Award. Notwithstanding that this Plan is intended to comply with or be exempt from Code Section 409A, neither the Company, nor other NewPage entities, nor the Board, nor the Committee nor any other Person guarantees compliance with or exemption from Code Section 409A and none of the foregoing will have any liability to any Participant if an Award intended to comply with or be exempt from Code Section 409A does not comply or is not exempt from Code Section 409A as intended.

15.15 International Participants. The Committee may in its sole discretion amend the terms of this Plan (or adopt a sub-plan) or outstanding Award Agreements with respect to Participants who reside or work outside of the United States in order to conform to the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Subsidiaries.

15.16 Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, the provision will be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, the provision will be construed or deemed stricken as to that jurisdiction, Person or Award and the remainder of this Plan and the Award will remain in full force and effect.

15.17 Obligations Binding on Successors. The Company’s obligations under this Plan will be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

15.18 Other Agreements. Notwithstanding any other provision of this Plan, the Committee may require, as a condition to the grant or the receipt of Common Stock under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may reasonably determine in its sole and absolute discretion.

15.19 Expenses. The expenses of administering this Plan will be borne by NewPage.

15.20 Rules of Construction. The titles and headings of the sections in this Plan are for convenience of reference only, and will not be used to construe this Plan. If any conflict arises between the provisions of this Plan and the provisions of any Award Agreement, the provisions of this Plan will govern. Reference to a particular statute in this Plan includes all amendments and successor provisions to that statute and all regulations and rules promulgated under that statute. Wherever used in this Plan, the term “including” means “including without limitation.”

15.21 Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

NEWPAGE HOLDINGS INC.

Date: December 13, 2012	By:	/s/ George F. Martin
George F. Martin, President and Chief
Executive Officer

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